EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-163761 and 333-157524) on Form S-8 of ESSA Bank & Trust 401(k) Plan of our report dated June 30, 2014, relating to the financial statements and supplemental schedule of the ESSA Bank& Trust 401(k) Plan, which appears in this Annual Report on Form 11-K of ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2013.

/s/S. R. Snodgrass, P. C.
Wexford, Pennsylvania
June 30, 2014